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                                                                    EXHIBIT 11.1


                         HOUGHTEN PHARMACEUTICALS, INC.

                 SCHEDULE RE: COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)




                                                     Year ended December 31,
                                                   ---------------------------
                                                     1996       1995     1994
                                                   --------   -------   -------
Net loss                                           $(11,688)  $(9,490)  $(9,052)
                                                   --------   -------   -------

Weighted average shares of common stock
     outstanding (1)                                  9,502     6,513     5,756
Common stock issuable related to milestone
     achievement                                          1         0         0
Shares related to Staff Accounting Bulletin No. 83    2,837     3,134     3,134
                                                   --------   -------   -------
Total weighted average shares of common stock
     outstanding                                     12,340     9,647     8,890
                                                   ========   =======   =======
Net loss                                           $(11,688)  $(9,490)  $(9,052)
Preferred dividends                                     (47)     (168)     (168)
                                                   --------   -------   -------
Loss applicable to common stockholders             $(11,735)  $(9,658)  $(9,220)
                                                   ========   =======   =======
Net loss per share                                 $  (0.95)  $ (1.00)  $ (1.04)
                                                   ========   =======   =======

(1) The calculation of the shares used in computing net loss per share include shares of preferred stock which converted into shares of common stock upon the closing of the initial public offering, as if they were converted into shares of common stock as of the original dates of issuance.